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                                                                    Exhibit 10.2

                     OEM AND PATENT LICENSE OPTION AGREEMENT

             THIS AGREEMENT ("this Agreement"), dated January 27, 1995, is made by and between MOTOROLA, INC., a Delaware corporation having its principal place of business at 1303 East Algonquin Road, Schaumburg, Illinois 60196-1065, and AIRNET COMMUNICATIONS CORPORATION, a Delaware corporation having its principal place of business at 100 Rialto Place, Suite 300, Melbourne, Florida 32901.

                                    RECITALS

             WHEREAS, pursuant to an Investment Agreement of even date herewith, Motorola has agreed to make an equity investment in AirNet as specified therein, as part consideration for this Agreement; and

             WHEREAS, AirNet is willing to grant Motorola certain options to purchase certain AirNet equipment on certain conditions; and

             WHEREAS, AirNet is willing to grant Motorola certain options to take licenses under AirNet's patents on certain conditions; and

             WHEREAS, Motorola and AirNet are willing to enter into other mutual covenants with one another on certain terms and conditions; and

             WHEREAS, Motorola and AirNet wish to set forth their agreement regarding the options for equipment purchases, licenses, and other mutual covenants in writing as specified herein;

             NOW, THEREFORE, in consideration of the foregoing recitals, and the covenants, representations and warranties set forth herein, and other good and valuable consideration, the parties hereto hereby agree as follows:

                                    ARTICLE I

                              Certain Defined Terms

             The following capitalized terms used in this Agreement shall have the following meanings:

             1.1 "AirNet" shall mean AirNet Communications Corporation, a corporation of the State of Delaware having its principal place of business at 100 Rialto Place, Melbourne, Florida 32901.

             1.2 "AirNet Licensee" shall mean any third party who has been granted a royalty bearing license to AirNet's intellectual property.

             1.3 "Commercial", when used as an adjective to refer to AirNet's products, shall mean an AirNet product that has been made available for shipment by AirNet to its regular customers.

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             1.4 "Pre-Commercial", when used as an adjective to refer to
AirNet's products, shall refer to an AirNet product that is under development by AirNet and which is not yet available for shipment by AirNet to its regular customers.

             1.5 "BDR" or "Broadband Digital Radio" shall mean that part of a BTS that interfaces between a BPU and one or more antenna(s) or linear power amplifier(s), and which consists of radio frequency (RF) or intermediate frequency (IF) receiving and transmitting circuits and analog-to-digital and digital-to-analog conversion circuits.

             1.6 "BPU" or "Broadband Processing Unit" shall mean that part of a BTS that interfaces between a BDR and a base station controller or other telephone network switching system.

             1.7 "BTS" or "Broadband Transceiver System" shall mean the combination of a BDR and a BPU.

             1.8 "Motorola" shall mean Motorola, Inc., and any Non-Competing Motorola-Owned Company.

             1.9 "Motorola, Inc." shall mean Motorola, Inc., a Delaware corporation having its principal place of business at 1303 East Algonquin Road, Schaumburg, Illinois, 60196-1065, and any wholly owned subsidiaries of Motorola, Inc.

             1.10 "Non-Competing Motorola-Owned Company" shall mean any business enterprise in which Motorola owns at least a 51 % interest and which is not in direct competition with AirNet. Such a business enterprise shall not be considered to be in direct competition with AirNet if: (1) the business enterprise was created for the purpose of satisfying the domestic content requirements of foreign governments in order to enable Motorola to have its products manufactured overseas; (2) Motorola, Inc. remains the primary access point for customers for the products and/or services manufactured and/or sold by the business enterprise; or (3) the business enterprise is not engaged in selling wireless base station products or services.

             1.11 "Other Substantial Investor" shall mean any third person or entity who is not one of the Other Strategic Companies and whom makes an equity investment in AirNet of at least the same value as the equity investment made by Motorola in AirNet.

             1.12 "Other Strategic Companies" shall mean AT&T Corporation, Northern Telecom Limited, L.M. Ericsson, and Nokia Oy AB.

             1.13 "Other Strategic Partner" shall mean any one or more of the Other Strategic Companies which may make an equity investment in AirNet.

                                    ARTICLE 2

                           Equipment Purchase Options

             2.1 AirNet hereby agrees to grant Motorola a non-exclusive right to purchase Commercial AirNet products or components thereof for application in traditional analog AMPS/NAMPS wireless architectures for deployment in North America. This right to purchase

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shall be subject to reasonable terms and conditions, including price, to be mutually agreed upon at the time of a firm order or orders by Motorola.

             2.2 AirNet hereby agrees to grant Motorola a non-exclusive right to purchase Commercial BPUs for DCS 1900/GSM applications for deployment anywhere in the world, subject to reasonable terms and conditions, including price, to be mutually agreed upon at the time of a firm order or orders by Motorola.

             2.3 AirNet hereby agrees to grant Motorola a non-exclusive right to purchase up to 10,000 Commercial BPUs for any application, pursuant to firm orders, with a lead time to be mutually agreed upon, for delivery during the first twelve months after such units become commercially available, subject to reasonable terms and conditions, including price, to be mutually agreed upon, but which terms will be no less favorable than those enjoyed by any other AirNet customer at that time. Motorola understands that Motorola alone will be responsible for any integration or software development necessary to integrate the AirNet BPU into Motorola's application. However, as part of such a later definitive BPU purchase order, AirNet will agree to provide appropriate documentation to enable Motorola to develop software for the BPUs, and to install and maintain the BPUs, with appropriate limits on Motorola's use of such BPU documentation.

             2.5 AirNet hereby agrees to sell to Motorola twenty-five (25) Pre-Commercial BTS units (with or without digital signal processing decoding), as agreed to in a definitive order with reasonable terms and conditions, including price and reasonable lead time, to be mutually agreed upon, and in accordance with specifications to be agreed upon, for delivery in June, 1995.

                                    ARTICLE 3
                                    Licenses

             3.1 In further consideration for Motorola's execution and delivery of the above-referenced Investment Agreement, AirNet hereby grants Motorola an option, at Motorola's request, to take a worldwide, non-exclusive, irrevocable, paid-up, royalty free license under any two of AirNet's patents (including continuations in part and foreign counterparts thereof) which issue at any time, subject to the limitations set forth below.

             3.2 The patent licenses granted in Section 3.1 above are personal to Motorola and may not be sold, leased, transferred, assigned, or sub-licensed in any way. Such patent licenses shall extend only to products manufactured by Motorola, it being understood, however, that any such patent license will extend to products manufactured by Motorola and sold directly by Motorola to Motorola's distributors and Motorola's customers, including any value-added reseller customers of Motorola. Motorola shall not use any such patent licenses to knowingly put third parties in direct competition with AirNet. Although AirNet recognizes that such patent licenses to Motorola may permit Motorola and AirNet to compete with each other, Motorola shall not be granted any right to sub-license others under AirNet's patents.

             3.3 Motorola's patent license rights granted pursuant to section
3.1 shall be limited to AirNet's digital transceiver technology patent(s), and AirNet shall not, for example, be obligated to grant Motorola any license to AirNet's frequency reuse technology, or any technology

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not directly related to cellular or wireless base station operation. Any such patent license shall be evidenced by a definitive patent license agreement with mutually acceptable terms. Any such license shall be a patent license only, and not a license under any other intellectual property right that AirNet may have in the AirNet Products, such as a copyright, trade secret, know-how, or other proprietary right. Motorola shall not, for example, be granted any right to access or copy the confidential aspects of the design of AirNet's products.

             3.4 In addition, should AirNet ever grant a royalty-bearing intellectual property license for Commercial AirNet products in whole or in part to an AirNet Licensee, then AirNet will, at Motorola's request, offer Motorola the opportunity to take a similar license. The terms and conditions of such a license shall be more favorable than those received by any such AirNet Licensees, such that the aggregate payments under any such license to Motorola shall be at least 20% lower than the lowest aggregate payments required to be paid by any AirNet Licensee. This discounted license payment right is intended to be a discount from AirNet's traditional licenses only, and shall not include cross-licenses, or licenses which may be required for AirNet to satisfy the domestic content requirements of foreign governments to enable AirNet to have its products manufactured overseas. This right in favor of Motorola's 20% discount shall also not apply to any royalty-bearing intellectual property license granted by AirNet to an Other Strategic Partner or an Other Substantial Investor, provided, however, that Motorola's aggregate payment discount shall be at least as favorable as the discount granted to an Other Strategic Partner or Other Substantial Investor.

             3.5 In the event of a potential merger, consolidation or sale of AirNet (a "Major Transaction"), and if Motorola has not yet exercised its option to take a worldwide, non-exclusive, irrevocable, paid-up, royalty-free license under Section 3.1 above under one or two of AirNet's patents, AirNet, at AirNet's option, by delivery of written notice (the "Sale of Company Notice") to Motorola, may require Motorola to (a) exercise ("Exercise") such option for two (or one if only one is still available), of such licenses, which Exercise may, at Motorola's option, be subject to the closing of such Major Transaction; or
(b) to cancel and terminate ("Cancel") such option with respect to two (or one if only one is still available) of such licenses in consideration for a payment from AirNet of $1,000,000 for each option so canceled. Motorola shall elect to Exercise or to Cancel by delivering written notice (the "Election Notice") to AirNet within twenty (20) days of Motorola's receipt of the Sale of Company Notice. In the event that Motorola fails to respond to the Sale of Company Notice by delivering an appropriate Election Notice within such period, Motorola shall be deemed to have elected to Cancel, subject to the closing of such Major Transaction. In the event Motorola elects to Cancel, AirNet's obligation to pay for such cancellation, and Motorola's obligation to Cancel, shall be subject to the closing of such Major Transaction. In the event that Motorola elects to Exercise such option, for each such option still available, Motorola shall have the right pick a worldwide, non-exclusive, irrevocable, paid-up, royalty-free license under Section 3.1 to (i) an AirNet patent then issued; (ii) an AirNet patent application then pending which has not yet issued; or (iii) an AirNet patent disclosure document which has been filed with a government patent office but which is not yet pending.

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                                    ARTICLE 4

                     Patent Infringement Dispute Resolution

             4.1 Motorola agrees not to seek an injunction against AirNet for infringement of any Motorola digital base station transceiver technology patent. Before filing suit against AirNet, Motorola agrees that it will first attempt to settle any such claim or controversy based upon infringement of a Motorola patent through consultation and negotiation in good faith of an appropriate non-exclusive license in a spirit of mutual cooperation with AirNet. If those attempts fail, then such dispute will be mediated by a mutually acceptable mediator to be chosen by the parties within fifteen (15) business days after written notice by one of the parties demanding mediation. Neither party may unreasonably withhold consent to the selection of the mediator. By mutual agreement, however, the parties may postpone mediation. The parties may also mutually agree to replace mediation with some other form of alternative dispute resolution ("ADR"), such as neutral fact-finding or a mini-trial.

             Any dispute which Motorola and AirNet cannot resolve through negotiation, mediation, or another form of ADR within forty-five (45) days of the date of the initial demand for ADR by one of the parties may be submitted to any federal or state court of competent jurisdiction. The use of any ADR procedures will not be construed under the doctrine of laches, waiver, or estoppel to affect adversely the rights of any party. Nothing in this Section 4. 1 will prevent either party from resorting to judicial proceedings if good faith efforts to resolve the dispute under these procedures have been unsuccessful.

             4.2 AirNet agrees not to seek an injunction against Motorola for infringement of any AirNet digital base station transceiver technology patent. Before filing suit, AirNet agrees that it will first attempt to settle any such claim or controversy based upon infringement of an AirNet patent through consultation and negotiation in good faith of an appropriate non-exclusive license in a spirit of mutual cooperation with Motorola. If those attempts fail, then such dispute will be mediated by a mutually acceptable mediator to be chosen by the parties within fifteen (15) business days after written notice by one of the parties demanding mediation. Neither party may unreasonably withhold consent to the selection of the mediator. By mutual agreement, however, the parties may postpone mediation. The parties may also mutually agree to replace mediation with some other form of alternative dispute resolution ("ADR"), such as neutral fact-finding or a mini-trial.

             Any dispute which AirNet and Motorola cannot resolve through negotiation, mediation, or another form of ADR within forty-five (45) days of the date of the initial demand for ADR by one of the parties may be submitted to any federal or state court of competent jurisdiction. The use of any ADR procedures will not be construed under the doctrine of laches, waiver, or estoppel to affect adversely the rights of any party. Nothing in this Section
4.2 will prevent either party from resorting to judicial proceedings if good faith efforts to resolve the dispute under these procedures have been unsuccessful.

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                                    ARTICLE 5

                    Representations and Warranties of AirNet

             5.1 Authority. AirNet has all requisite power and authority to enter into and execute this agreement and to perform its obligations hereunder. All corporate action on the part of AirNet and its officers and directors necessary for the authorization, execution, delivery and performance of AirNet under this agreement has been duly and validly taken.

             5.2 Binding Agreement. This agreement constitutes a legal, valid and binding obligation of AirNet, and is enforceable against AirNet in accordance with its terms except as enforceability may be limited by (i) bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditor's rights generally, and (ii) general principles of equity, whether or not the enforceability of this agreement is considered in a proceeding in equity or at law.

             5.3 Intellectual Promptly Warranty. As part of any patent license granted by AirNet to Motorola pursuant to Article 3 above, AirNet will include a warranty representing that to the best of AirNet's knowledge at the time such patent license(s) are entered into, the patent(s) licensed thereby are valid and enforceable. AirNet also agrees to include with such warranty a provision that in the event any patent so licensed is later held, by a final decree of a court of competent jurisdiction or patent office administrative reexamination proceeding, and after all possibilities of appeal have been exhausted, to be invalid or unenforceable, and AirNet has breached such warranty to Motorola, AirNet will grant Motorola another option, at Motorola's request, to take a license to another of AirNet's patents, to replace such license for the patent held invalid or unenforceable, such other patent license being subject to the same limitations as set forth in Article 3 above.

                                    ARTICLE 6

                   Representations and Warranties of Motorola

             6.1 Authority. Motorola has all requisite power and authority to enter into and execute this agreement and to perform its obligations hereunder. All corporate action on the part of Motorola and its officers and directors necessary for the authorization, execution, delivery and performance of all obligations of Motorola under this agreement has been duly and validly taken.

             6.2 Binding Agreement. This agreement constitutes a legal, valid and binding obligation of Motorola, and is enforceable against Motorola in accordance with its terms except as enforceability may be limited by (i) bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditor's rights generally, and (ii) general principles of equity, whether or not the enforceability of this agreement is considered in a proceeding in equity or at law.

                                    ARTICLE 7

                                 Indemnification

             7.1 Each party shall indemnify and hold harmless the other party and its incidental agents, employees, successors, and assigns, from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including, without limitation, liabilities

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for attorneys' fees suffered or incurred, either directly or indirectly, as a result of (i) any material breach of any representation or warranty under this Agreement; or (ii) any material failure to perform or fulfill the duties and responsibilities under this Agreement. This indemnification shall not, however, extend to include any incidental, special, or consequential damages.

                                    ARTICLE 8

                            Confidential Information

             8.1 Motorola and AirNet shall maintain in confidence all proprietary information communicated to one another pursuant to the licenses which may be granted hereunder, in accordance with the terms of the Reciprocal Confidentiality Agreement between AirNet and Motorola dated June 24, 1994, as amended December 14, 1994.

                                    ARTICLE 9

                            Miscellaneous Provisions

             9.1 No Agency or Partnership Between AirNet and Motorola. Nothing in this Agreement or any of the transactions, obligations or relationships contemplated hereby shall, in and of itself, constitute an agreement that either AirNet or Motorola shall have the authority to act as the agent, employee or legal representative for the other for any purpose whatsoever, nor shall any party to this Agreement hold itself out as such. This Agreement does not create and shall not be deemed to create a relationship of partners, joint venturers, associates or principal-and-agent between AirNet and Motorola, and each of the parties hereto acknowledges that it is acting as a principal hereunder. Motorola is one of several equity investors in AirNet and this Agreement is being made in connection with AirNet's grant of the right to purchase products and other mutual license rights described herein.

             9.2 Costs and Expenses. Unless otherwise specified in this Agreement, each party hereto shall bear its own costs and expenses (including, but not limited to, attorney's fees) in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby.

             9.3 Specific Performance. In the event either party shall fail or refuse to perform its obligations under this Agreement, the other party, after complying with Section 3.8, if applicable, shall not have any right to specific performance.

             9.4 Further Assurances. From time to time after the date hereof, AirNet or Motorola shall execute all such additional instruments, licenses and certificates, and shall take all such other action as AirNet or Motorola, as the case may be, may reasonably request in connection with the consummation of this Agreement and effecting the intent and purpose hereof

             9.5 Notices. Any notice, demand or other communication ("Notice") that may be or is required to be given hereunder or with respect hereto shall be in writing, and shall be given either (i) by personal delivery, (ii) by certified mail, return receipt requested, (iii) .by facsimile, or (iv) by overnight delivery service. Any such Notice shall be deemed to have been given or made when personally delivered, seven (7) days after the date such Notice is deposited in the mail, first class postage prepaid, on the date on which the party receiving such Notice given or made by facsimile acknowledges receipt thereof (as required below), or the next business day

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following the day such Notice is dispatched by overnight delivery service, as the case may be, addressed as follows:

If to Motorola:

      Motorola, Inc.
      1303 E. Algonquin Road
      Schaumburg, Illinois  60196

      Attention:  James W. Gilman, Esq.
                  Senior Vice President and Director for
                  Patents, Trademarks and Licensing

      Phone:      (708) 576-5223
      Fax No:     (708) 576-3750

If to AirNet:

      AirNet Communications Corporation
      100 Rialto Place, Suite 300
      Melbourne, Florida 32901

      Attention:  David J. Thibodeau, Jr.
                  Vice President-General Counsel

      Phone:      (407) 984-1990
      Fax No:     (407) 984-2348

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date stated above.

                              MOTOROLA, INC.

                              By:       /s/ William E. Spencer
                                        ----------------------------------------
                                        William E. Spencer
                              Title:    Corporate Vice President and
                                        Motorola Director, Strategy

                              AIRNET COMMUNICATIONS CORPORATION

                              By:       /s/ Bernard R. Smedley
                                        ----------------------------------------
                                        Bernard R. Smedley
                              Title:    President & CEO


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